UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 16, 2010, the stockholders voted on the following matters:

•	Election of Theodore Stern, Steve Barnett, Paul F. Koeppe, Blake O. Fisher, Jr., Mark J. Emkjer, and Paul Jarman as directors of inContact to serve until their successors are duly elected and qualified;
•	Approve an amendment to the inContact 2008 Equity Incentive Plan increasing the number of common shares available for awards under the Plan to a total of 3,272,500, an
•	Ratify the Audit Committee’s appointment of Deloitte & Touche LLP as inContact’s independent registered public accounting firm for the year ending December 31, 2010

Each of the foregoing matters was approved by the stockholders. The number of votes cast on the foregoing matters is as follows:

Election of directors	For	Against	Abstain

Theodore Stern	9,969,924	1,567,037	-0-
Steve Barnett	10,222,361	1,314,600	-0-
Paul F. Koeppe	10,930,355	606,606	-0-
Blake O. Fisher, Jr.	11,072,426	464,535	-0-
Mark J. Emkjer	11,157,091	379,870	-0-
Paul Jarman	11,137,951	399,010	-0-

Amend the 2008 Equity Incentive Plan	5,986,920	5,504,739	45,302

Ratify Selection of Deloitte & Touche, LLP	25,662,062	1,461,463	72,801

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Title of Document
10.1	2008 Equity Incentive Plan, as amended and restated through June 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: June 17, 2010	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer